Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in:

•	Registration Statement Nos. 333-234329 and 333-237200 on Form S-3 of Collegium Pharmaceuticals, Inc., and

•	Registration Statement Nos. 333-207744, 333-218767, 333-225498, 333-233092, 333-245649, and 333-258752 on Form S-8 of Collegium Pharmaceuticals, Inc.

of our report dated March 9, 2022, relating to the consolidated financial statements of Biodelivery Sciences International, Inc. as of and for the years ended December 31, 2021 and 2020 appearing in this Current Report on Form 8-K/A of Collegium Pharmaceuticals, Inc.

/s/ Ernst & Young LLP

Raleigh, NC

May 13, 2022